UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021 (March 27, 2021)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

At Home Group Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) solely to reflect the changed circumstances of the retirement of Larry D. Stone from the Board of Directors of the Company described below. The disclosure under the heading “Retirement of Larry D. Stone from the Board” under Item 5.02 of the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 1, 2021 (the “Original Report”) is amended and restated in its entirety as set out below. No other items or disclosures in the Original Report are being amended hereby.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Larry D. Stone from the Board

As disclosed in the Original Report, on March 27, 2021, Mr. Larry D. Stone notified the Board of Directors (the “Board”) of the Company of his intention to retire from service on the Board upon expiration of his current term and not to stand for re-election to the Board at the Company’s annual meeting of stockholders to be held in 2021.

On June 15, 2021, the Company announced that the Board has postponed the date of the Company’s 2021 annual meeting of stockholders, originally scheduled to be held on June 16, 2021, to a date as yet to be determined by the Board.

In light of the postponement of the 2021 annual meeting, on June 16, 2021, Mr. Stone tendered a letter of resignation from the Board and all committees thereof effective the same date. Mr. Stone’s decision to retire is not the result of any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: June 17, 2021	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	Chief Administrative Officer, General Counsel & Corporate Secretary